United States 12 Month Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended January 31, 2014

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$435,080
Unrealized Gain (Loss) on Market Value of Futures	1,602,870
Dividend Income	367
Interest Income	234
ETF Transaction Fees	1,400
Total Income (Loss)	$2,039,951

Expenses
General Partner Management Fees	$16,872
Brokerage Commissions	903
NYMEX License Fee	338
Prepaid Insurance Expense	333
Non-interested Directors' Fees and Expenses	304
Other Expenses	16,182
Total Expenses	34,932
Expense Waiver	(12,808)
Net Expenses	$22,124
Net Income (Loss)	$2,017,827

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 1/1/14	$27,482,633
Withdrawals (200,000 Shares)	(3,828,456)
Net Income (Loss)	2,017,827

Net Asset Value End of Month	$25,672,004
Net Asset Value Per Share (1,300,000 Shares)	$19.75

To the Limited Partners of United States 12 Month Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended January 31, 2014 is accurate and complete.

/s/ Howard Mah
Howard Mah
Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Natural Gas Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612